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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_______), pertaining to the FTI Consulting, Inc. 1997 Stock Option Plan, as amended, of our report dated March 30, 1999, with respect to the consolidated financial statements and schedule of FTI Consulting, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP



Baltimore, Maryland
March 3, 2000